UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2003

                CareDecision Corporation. (OTCBB: CDED)
          (Exact name of Registrant as specified in charter)


             Nevada                  000-33187           91-2105842
  (State or other jurisdiction      (Commission       (I.R.S. Employer
         of incorporation)          File Number)       Identification)


2660 Townsgate Road, Suite 300, Westlake Village, CA         91361
      (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (805) 446-1973


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ITEM 9. REGULATION FD DISCLOSURE

     On September 23, 2003 CareDecision Corporation (OTCBB:
CDED) signed a Preliminary Agreement (see Exhibit 2.1) to
Merge with MDU Services Inc., a Texas-based provider of private digital utility services to multiple tenant residential and business building sites, hotels/motels and universities. The Preliminary Agreement to merge specifies how CDED and MDUS desire to execute a "triangle" merger agreement whereby CDED shall acquire MDUS and then merge
MDUS into a subsidiary corporation, MDU Media Corporation
(the "Merger Sub").


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (a)  Exhibit No. 2.1:  Agreement dated as of September 23,
       2003 by and between CareDecision Corporation and MDU
       Services, Inc.


Date:     September 29, 2003.





CareDecision, Corporation

/s/ Keith Berman
-------------------------
Keith Berman, CFO


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Exhibit No. 2.1


                     September 23, 2003


MDU Services, Inc.
6105 Highland Hills Lane
Colleyville, Texas 76034

Attention: Mr. Howard Gunn


Re:  PRELIMINARY AGREEMENT TO MERGE


Dear Mr. Gunn:

This will confirm our discussions to the effect that CareDecision Corporation, a publicly traded company, incorporated under the laws of the Nevada ("CDED") and MDU Services, Inc., incorporated under the laws of Delaware
("MDUS"), desire to complete negotiations for the purposes of reaching a Definitive Agreement and Plan of Merger, with reference to the following facts:

     1. Scope of Agreement. CDED and MDUS desire to execute a "triangle" merger agreement whereby CDED shall acquire MDUS and then merge MDUS into a subsidiary corporation, MDU Media Corporation (the "Merger Sub"). This Letter of Intent is entered into as of the date above, among MDUS, the Merger Sub and CDED, that shall upon closing of the transaction contemplated hereof shall own all of the outstanding capital stock of the Merger Sub ("CDED").


     2. Merger of MDUS. Upon completion of a Definitive Agreement and a Plan of Merger, MDUS, a corporation incorporated in the State of Delaware, shall be merged with and into the Merger Sub, a corporation incorporated in the State of Nevada. The laws of the jurisdiction of incorporation of the Merger Sub permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.


     3. "Shelling" of MDUS. Upon completion of a Definitive Agreement and a Plan of Merger, the existing business of MDUS shall cease upon the effective date of the merger in accordance with the provisions of the laws of the State of Nevada.


     4. Surviving Entity. Upon completion of a Definitive Agreement and a Plan of Merger, the Merger Sub shall be the surviving corporation in the merger, and it shall continue its existence under the name MDU Media Corporation pursuant to the provisions of the laws of the State of Nevada.


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     5.  Articles. Upon completion of a Definitive Agreement
and a Plan of Merger, the Articles of Incorporation of the Merger Sub upon the effective date of the merger in the State of Nevada shall be the Articles of Incorporation of the surviving corporation in the merger and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the State of Nevada.


     6. Bylaws. Upon completion of a Definitive Agreement and a Plan of Merger, the bylaws of the Merger Sub upon the effective date of the merger in the State of Nevada shall be the bylaws of the surviving corporation in the merger and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the State of Nevada.


     7. Governance. Upon completion of a Definitive Agreement and a Plan of Merger, the directors and officers of MDUS in office upon the effective date of the merger in the State of Nevada shall continue to be the directors and officers of the Merger Sub and one of the existing directors of MDUS shall be elected as a director of CDED. Directors described herein shall hold their directorships and offices until the election, choice and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of CDED and the
Merger Sub respectively. In addition, the directors and officers of CDED in office upon the effective date of the merger in the State of Nevada shall be elected as directors of the Merger Sub, all of whom shall hold their directorships and offices until the election, choice and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Merger Sub.


     8. Share Exchange. Upon completion of a Definitive Agreement and a Plan of Merger, CDED shall value MDUS with a premium to MDUS' total capitalization, subject to verification and/or appraisal of its assets. Preliminarily CDED agrees to exchange each issued and outstanding share of common and Preferred stock of MDUS, estimated to be one thousand (1,000) shares, and an estimated one million nine hundred thousand (1,900,000) shares of preferred stock of MDUS shall, upon the effective date of the merger, into approximately 12,000,000 shares of CDED common stock, after a 270 day lockup, to existing holders of MDUS common stock; and to holders of MDUS Preferred shares, CDED shall exchange 350,000 shares of CDED Preferred Series 2003-B ($10.00 per share face value, convertible at the rate of 3% per month, after a 270 day lockup, at 85% of the current market price of the CDED shares, or $.20 per share, whichever is higher, under specific market conditions to common stock shares) of CDED respectively. The exact share exchange formulas and lockup provisions and conditions shall be negotiated and made a part of the Definitive Agreement and Plan of Merger.

     The issued and outstanding shares of capital stock of the Merger Sub shall not be converted or exchanged in any manner or any consideration be paid therefore, and each share of capital stock of the Merger Sub issued and outstanding on the effective date of the merger shall continue to represent one issued and outstanding share of capital stock of the same class of the Merger Sub.


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     9.   Formal  Filing. Upon completion  of  a  Definitive
Agreement and a Plan of Merger and upon authorization of the merger in accordance with the provisions of the General Corporation Law of the State of Nevada and the provisions of the laws of the jurisdiction of incorporation of the Merger Sub, MDUS and the Merger Sub shall cause to be executed, filed and recorded any documents prescribed by the laws of the State of Nevada, and they shall cause to be performed all acts necessary therein and elsewhere to effectuate the merger.

     10. Board Action. Upon completion of a Definitive Agreement and a Plan of Merger, the board of directors of MDUS and the Merger Sub respectively shall agree to perform any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents that shall be necessary, proper or convenient to carry out or put into effect and of the provisions of the transaction contemplated herein.

     11. Officers' Actions. Within thirty days or less of the execution hereof, the officers of CDED and MDUS respectively shall agree to perform any and all acts and things, and to make, execute, deliver, and record any and all instruments, papers and documents that shall allow the directors of CDED and/or MDUS to approve and draw up the Definitive Agreement and Plan of Merger contemplated by this transaction. Upon the filing of the Merger Certificate, the officers and "key employees" of MDUS will become employees of the Merger Sub and remain so for a period of no less than six months, unless the Board of the Merger Sub determines otherwise. A list of "key employees" will be provided as a schedule to the Definitive Agreement and Plan of Merger.

      12.  Publicity.   The parties hereto  agree  that  the
events discussed in this document shall be summarized in a news release, which shall be disseminated upon the execution hereof.

     13. Entire Understanding. The paragraphs above set forth the entire understanding and agreement of the parties and related persons and entities with regard to the subject matter of these paragraphs, and supersedes all prior and contemporary agreements, arrangements and understanding related thereto. Pending the negotiation, execution and delivery of the Definitive Agreement and Plan of Merger contemplated herein, by giving ten days notice to the other parties, may terminate negotiations relating to the transaction without liability, obligation or further commitment hereunder. In absence of any such termination, however, each party shall proceed diligently to carry out the actions contemplated by this letter.

If the forgoing accurately sets forth your understanding of our intent, please indicate you good faith intention to enter into negotiations to carry out the transactions described herein by executing the enclosed copy of this letter and returning it to us whereupon the parties shall proceed promptly with the preparation of a draft of the Definitive Agreement and Plan of Merger.

Executed this 23rd day of September 2003 in New York, NY and
Colleyville, TX. Facsimile signatures shall be treated as if they were original.


CareDecision Corporation             MDUS Services, Inc.

/s/ Robert Cox                       /s/ Howard Gunn
------------------------             -----------------------
Robert Cox, Chairman                 Howard Gunn, President


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